Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement No. 333-188496 of Ares Commercial Real Estate Corporation on Form S-3 of our report dated March 30, 2013 on the financial statements of EF&A Funding, LLC as of December 31, 2012 and for the year then ended included in the Form 8-K of Ares Commercial Real Estate Corporation dated June 4, 2013 and to the reference to our Firm under the caption “Experts.”

/s/ CohnReznick LLP

Atlanta, Georgia

June 13, 2013